Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cumulus Media Inc. of our report dated February 23, 2023 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Cumulus Media Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022.
/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
April 27, 2023